Exhibit (g)(1)(d)

Appendix A

Subject to the Custody Agreement among the MANNING & NAPIER FUND, INC. (formerly the Exeter Fund, Inc.), and THE BANK OF NEW YORK MELLON (Successor by law to MELLON TRUST OF NEW ENGLAND, N.A.) effective May 8, 2006.

Effective September 26, 2012

Original Funds:	Date Established/Terminated

Small Cap Series
International Series
Life Sciences Series
Technology Series
Financial Services Series
World Opportunities Series
Commodity Series	Terminated as of May 8, 2006 *
High Yield Bond Series	Terminated as of September 15, 2004
Global Fixed Income Series	Terminated as of February 28, 2003
Core Bond Series
Core Plus Bond Series
New York Tax Exempt Series
Ohio Tax Exempt Series
Diversified Tax Exempt Series
Pro-Blend® Conservation Term Series
Pro-Blend® Moderate Term Series
Pro-Blend® Extended Term Series
Pro-Blend® Maximum Term Series
Tax Managed Series
Overseas Series
Equity Series
Dividend Focus Series
Target Income Series
Target 2010 Series	Established November 7, 2008
Target 2020 Series	Established November 7, 2008
Target 2030 Series	Established November 7, 2008
Target 2040 Series	Established November 7, 2008
Target 2050 Series	Established November 7, 2008
High Yield Bond Series	Established as of September 14, 2009
Real Estate Series	Established as of September 14, 2009
Inflation Focus Equity Series	Established as of July 15, 2011
Emerging Markets Series	Established as of July 15, 2011
Global Fixed Income Series	Established as of September 26, 2012

*	Commodity Series did not commence operations.

New Funds:

Manning & Napier Fund Inc. Target 2015 Series	Established as of June 25, 2012
Manning & Napier Fund Inc. Target 2025 Series	Established as of June 25, 2012
Manning & Napier Fund Inc. Target 2035 Series	Established as of June 25, 2012
Manning & Napier Fund Inc. Target 2045 Series	Established as of June 25, 2012
Manning & Napier Fund Inc. Target 2055 Series	Established as of June 25, 2012

Strategic Income Conservative Series	Established August 1, 2012
Strategic Income Moderate Series	Established August 1, 2012

Acknowledged and Agreed:

THE BANK OF NEW YORK MELLON	MANNING & NAPIER FUND, INC.

By: /s/ Claire Driscoll	By: /s/ Jodi L. Hedberg

Vice President	Corporate Secretary